SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported):  April 17, 1995



                 General Instrument Corporation
     (Exact name of registrant as specified in its charter)



    Delaware             1-5442                   13-3575653
   (State or other       (Commission File         (I.R.S. Employer
    jurisdiction of       No.)                    Identification
    incorporation)                                No.)






  181 West Madison Street, Chicago, Illinois            60602
  (Address of principal executive office)             (Zip Code)


                         (312) 541-5000
      (Registrant's telephone number, including area code)

Item 5    Other Events

     The Registrant hereby incorporates by reference the description of the matters set forth in its press release dated
April 17, 1995 (such press release being Exhibit 1 attached hereto).

Item 7    Financial Statements and Exhibits

     (c)  Exhibits

     1    Registrant's press release dated April 17, 1995

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL INSTRUMENT CORPORATION



                                 By:  /S/Thomas A. Dumit
                                      -------------------------
                                      Thomas A. Dumit
                                      Vice President and General
                                      Counsel







DATE:  April 17, 1995

                          EXHIBIT INDEX




No.            Exhibits


 1             The Registrant's press release dated
               April 17, 1995

                                                        EXHIBIT 1

                                                         CONTACT:
                                                       Karen Kane
                                                     312-541-5011

FOR IMMEDIATE RELEASE

             GENERAL INSTRUMENT CORPORATION REPORTS
                RECORD FIRST QUARTER 1995 RESULTS

            FIRST QUARTER SALES UP BY 41% OVER 1994;
                   ORDERS UP BY 25% OVER 1994
 ______________________________________________________________

CHICAGO, ILLINOIS -- (April 17, 1995) -- General Instrument Corporation (NYSE: GIC) today reported record first quarter financial results. Orders, backlog, sales, operating income and net income before income taxes all reached record-high levels in the first quarter of 1995.

Sales for the quarter ended March 31, 1995 increased 41%, to $609 million, from $433 million in the first quarter of 1994.
Operating income increased 12%, to $87 million, from $78 million in the comparable 1994 period.

First quarter 1995 income before income taxes was $74 million, an increase of 16% from the first quarter of 1994. Net income was $57 million ($.42 per fully diluted share) in the first quarter of 1995, compared to $51 million ($0.40 per fully diluted share) in the first quarter of 1994. Excluding the one-time impact of VideoCipher pirate conversion sales in the first quarter of 1994, net income increased 66% and fully diluted earnings per share increased 50% in the first quarter of 1995.

Order  input  was $700 million in the quarter, up  25%  from  the first  quarter  of  1994.  Backlog at March  31,  1995  was  $749 million, up 17% from the comparable 1994 quarter.

"Building on a record year in 1994, General Instrument posted our highest revenue and operating income to date by delivering cost-effective broadband communications solutions to our customers around the globe," said Richard S. Friedland, president and chief operating officer. "And with order input and backlog reaching sequential all-time high levels in the quarter, the company has built significant momentum. Our domestic and international businesses remain strong, as we pursue rapidly growing opportunities to serve new and existing cable television, telephone, and programmer customers throughout the world."

GI  recorded  sales  at  all-time high levels in  each  business
segment  in  the  first   quarter  of  1995.  Cable  TV  product
sales   were  up  24%  over   first  quarter   1994  levels.  In
the first quarter of 1995, satellite system sales and orders increased 87% and 151%, respectively, over the comparable
1994  quarter.  The broad-scale  deployment  of GI's  DigiCipher
technology   into   consumers'  homes  continued as  GI  shipped
approximately   290,000   direct -to -home   digital   satellite
consumer    receivers    during   the   quarter   to   PRIMESTAR
Partners,  a  consortium  of  cable  companies.   Global  demand
for  power  rectifiers  and  protection   devices  continued  to
fuel growth of Power Semiconductor Division sales and orders, which were up 33% and 83%, respectively, over first quarter 1994.


GI continued to achieve significant growth in international sales of cable TV electronics and CommScope cables in the quarter. International sales of these products in the first quarter of 1995 increased 61% over the comparable 1994 quarter. These international sales represented 32% of GI's worldwide cable TV sales in the first quarter of 1995.

During  the  first  quarter,  GI  took  a  significant  step   in
broadening   its   product  offerings   with  an   investment  in
Next Level Communications. GI and Next Level Communications are jointly developing switched digital solutions for the integrated delivery of video, voice and data over fiber-to-the-curb distribution networks such as those being planned by several Regional Bell Operating Companies. GI is now positioned to provide cost-efficient solutions to our customers' needs as they plan to deploy a wide variety of analog and digital networks using hybrid fiber/coaxial, wireless cable, satellite direct-to-home and switched digital architectures.

In March, GI was selected to supply network equipment, featuring CFT 2200 advanced analog terminals and DigiCable digital terminals, for the first three sites of GTE's planned hybrid fiber/coaxial cable network. GI is working with AT&T Network Systems to bring advanced services to GTE's customers in these new video dialtone networks.

During the first quarter of 1995, GI's DigiCipher technology continued to gain worldwide acceptance as the industry standard for the transmission and decoding of digital broadband signals. During the quarter, GI's customers installed an additional 40 channels of digital encoder capacity using DigiCipher's satellite compression system for a cumulative total of 390 digital video channels operating on more than 110 DigiCipher satellite systems around the globe. The expanding program choices being enabled by DigiCipher's satellite compression system have been a driving force in GI's rapid sales growth to date of cable TV electronics and cables to international customers building cable and wireless subscription television systems.

General Instrument Corporation is a world leader in developing technology, systems and product solutions for the interactive delivery of video, voice and data.

                              ####


                 GENERAL INSTRUMENT CORPORATION
               CONSOLIDATED STATEMENTS OF INCOME
               (Unaudited - In Thousands, Except
                      Earnings Per Share)
                                         Three Months
                                            Ended
                                          March 31,
                                     -------------------
                                        1995      1994
                                     ---------  --------
NET SALES                             $608,717  $432,521
                                     ---------  --------

OPERATING COSTS AND EXPENSES:
    Cost of sales                      417,885   283,369
    Selling, general and
     administrative                     64,032    39,124
    Research and development            33,659    26,015
    Amortization of excess of cost
     over fair value of net assets
     acquired                            6,176     6,421
                                     ---------  --------
         Total operating costs and
         expenses                      521,752   354,929
                                     ---------  --------

OPERATING INCOME                        86,965    77,592
Other expense, net                         (74)   (1,065)
Interest expense, net                  (13,028)  (12,894)
                                     ---------  --------
INCOME BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE               73,863    63,633
Provision for income taxes             (16,807)  (10,732)
                                     ---------  --------

INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE   57,056    52,901
Cumulative effect of a change in
  accounting principle                       -    (1,917)
                                     ---------  --------
NET INCOME                             $57,056   $50,984
                                     =========  ========

Fully diluted earnings per share         $0.42    $0.40
                                     =========  ========